As filed with the Securities and Exchange Commission on November 7, 1997
                                                   Registration No. 33-80676
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                       -----------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                       -----------------------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.
                       -----------------------------------
                 (Name of Small Business Issuer in Its Charter)

         Delaware                     4899                   13-3652685
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(State or other jurisdiction          (Primary Standard    (I.R.S. Employer
         of incorporation             Industrial          Identification No.)
         or organization)             Classification
                                      Code Number)

                  100 First Stamford Place, Stamford, CT 06902
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                    (Address of principal place of business)

         Peter T. Noone, Esq., General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Suite 204, Stamford, CT 06902 (203)348-9069
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            (Name, Address and Telephone Number of Agent For Service)

                  Approximate Date of Commencement of Proposed
                     Sale to the Public __________________.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. __________________.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. __________________.

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________________.

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   __________________.

         The Registrant's Registration Statement No. 33-80676 was declared effective by the Securities and Exchange Commission on November 3, 1994, in connection with the offering of 1,143,789 shares of common stock. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 No. 33-80676, the Registrant hereby deregisters 341,026 of the 1,143,789 shares of common stock.

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ----------------------

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



         In accordance with the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a post-effective amendment on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on November 7, 1997.

                                            HUNGARIAN TELEPHONE AND CABLE CORP.

                                            By:  /s/Peter T. Noone
                                                 Peter T. Noone
                                                 General Counsel and Authorized
                                                 Representative on behalf
                                                 of the Registrant and the
                                                 Registrant's Board of Directors


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